JPMorgan Institutional Trust (the "Trust") held a special meeting of shareholders on
April 22, 2009, for the purpose of considering and voting upon the following proposal:

Proposal: For election of Trustees

Trustees were elected by the shareholders of all of the series of the Trust. The results of the voting were as follows (by dollars):

Amounts in
thousands
Fergus Reid, III

  In Favor
$1,630,391
  Withheld
55,358
William J. Armstrong

  In Favor
1,630,391
  Withheld
55,358
John F. Finn

  In Favor
1,630,391
  Withheld
55,358
Dr. Matthew Goldstein

  In Favor
1,630,391
  Withheld
55,358
Robert J. Higgins

  In Favor
1,630,391
  Withheld
55,358
Frankie D. Hughes

  In Favor
1,630,391
  Withheld
55,358
Peter C. Marshall

  In Favor
1,630,391
  Withheld
55,358
Marilyn McCoy

  In Favor
1,630,391
  Withheld
55,358
William G. Morton, Jr.

  In Favor
1,630,391
  Withheld
55,358
Robert A. Oden, Jr.

  In Favor
1,630,391
  Withheld
55,358
Frederick W. Ruebeck

  In Favor
1,630,391
  Withheld
55,358
James J.Schonbachler

  In Favor
1,630,391
  Withheld
55,358
Leonard M. Spalding, Jr.

  In Favor
1,630,391
  Withheld
55,358